EXHIBIT 21
WEYERHAEUSER COMPANY AND SUBSIDIARIES

Name	State or Country of Incorporation
Weyerhaeuser Columbia Timberlands LLC	Delaware
Weyerhaeuser NR Company	Washington
North Pacific Paper Corporation	Delaware
Norpac Resources LLC	Delaware
ver Bes' Insurance Company	Vermont
Weyerhaeuser Asset Management LLC	Delaware
Weyerhaeuser Biofuels LLC	Washington
Catchlight Energy LLC	Delaware
Weyerhaeuser Employment Services Company	Washington
Weyerhaeuser Export Company	Delaware
Weyerhaeuser EU Holdings, Inc.	Delaware
Weyerhaeuser Poland sp. z o.o.	Poland
Weyerhaeuser Realty Investors, Inc.	Washington
Weyerhaeuser Solutions, Inc.	Washington
Weyerhaeuser Solutions Do Brasil Servicos De Consultoria Ltda.	Brazil
Weyerhaeuser Solutions Brazil LLC	Washington
Weyerhaeuser Solutions China LLC	Washington
Weyerhaeuser Global Finance Company	Oregon
Weyerhaeuser International, Inc.	Washington
Weyerhaeuser (Asia) Limited	Hong Kong
Weyerhaeuser Brasil Participações Ltda.	Brazil
Bahia Produtos de Madeira S.A.	Brazil
Weyerhaeuser China, Ltd.	Washington
Weyerhaeuser Company Limited	Canada
317298 Saskatchewan Ltd.	Saskatchewan
Weyerhaeuser (Annacis) Limited	British Columbia
Weyerhaeuser (Barbados) SRL	Barbados
Weyerhaeuser (Carlisle) Ltd.	Barbados
Camarin Limited	Barbados
Weyerhaeuser Services Limited	British Columbia
Weyerhaeuser International Holdings Limited	British Virgin Islands
Colonvade S.A.	Uruguay
Vandora S.A.	Uruguay
Weyerhaeuser Productos, S.A.	Uruguay
Weyerhaeuser (Hong Kong) Limited	Hong Kong
Weyerhaeuser Forestry Consultancy (Shanghai) Co., Ltd.	China
Weyerhaeuser Forestry (Hong Kong) Limited	Hong Kong
Weyerhaeuser Japan Ltd.	Japan
Weyerhaeuser Japan Ltd.	Delaware
Weyerhaeuser Korea Ltd.	Korea
Weyerhaeuser New Zealand Holdings Inc.	New Zealand

Nelson Forest Products Company	New Zealand
Weyerhaeuser Products Limited	United Kingdom
Weyerhaeuser Taiwan Ltd.	Delaware
Weyerhaeuser Real Estate Company	Washington
Maracay Homes, LLC	Arizona
Maracay 56, LLC	Arizona
Maracay 63rd, LLC	Arizona
Maracay 75, LLC	Arizona
Maracay 83, LLC	Arizona
Maracay 91, LLC	Arizona
Maracay 118, LLC	Arizona
Maracay 2012, LLC	Arizona
Maracay AMR, LLC	Arizona
Maracay Ashler Hills, LLC	Arizona
Maracay Bethany Estates, LLC	Arizona
Maracay Bethany Estates II, LLC	Arizona
Maracay Bridges, LLC	Arizona
Maracay Brooks, LLC	Arizona
Maracay Construction, LLC	Arizona
Maracay Cooper Ranch, LLC	Arizona
Maracay Cotton Commons, LLC	Arizona
Maracay Crimson, LLC	Arizona
Maracay Desert Parks, LLC	Arizona
Maracay Dobbins, LLC	Arizona
Maracay DVR, LLC	Arizona
Maracay Garden Trails, LLC	Arizona
Maracay Higley, LLC	Arizona
Maracay Homes, LLC	Arizona
Maracay Landmark, LLC	Arizona
Maracay Las Casitas, LLC	Arizona
Maracay Lindsay Crossing, LLC	Arizona
Maracay McQueen, LLC	Arizona
Maracay Ocotillo Landing, LLC	Arizona
Maracay Palm Valley, LLC	Arizona
Maracay Parks, LLC	Arizona
Maracay Pecos Vista, LLC	Arizona
Maracay Pecos Vista II, LLC	Arizona
Maracay Preserve, LLC	Arizona
Maracay Pyramid, LLC	Arizona
Maracay Pyramid II, LLC	Arizona
Maracay Rancho, LLC	Arizona
Maracay Rancho Sahuarita, LLC	Arizona
Maracay Realty, LLC	Arizona
Maracay Riggs, LLC	Arizona
Maracay Rio Rancho, LLC	Arizona
Maracay San Tan, LLC	Arizona

Maracay Sienna Manor, LLC	Arizona
Maracay Sienna Vista, LLC	Arizona
Maracay Sonoran Foothills, LLC	Arizona
Maracay Sonoran Mountain, LLC	Arizona
Maracay Stonefield, LLC	Arizona
Maracay Thunderbird, LLC	Arizona
Maracay Trails, LLC	Arizona
Maracay Tramonto, LLC	Arizona
Maracay Villas Boulders, LLC	Arizona
Maracay Vistancia, LLC	Arizona
Maracay Vistancia II, LLC	Arizona
Maracay VR, LLC	Arizona
Maracay WH, LLC	Arizona
Maracay White Tanks, LLC	Arizona
Maracay Windsong, LLC	Arizona
MH Financial Services, LLC	Arizona
Pardee Homes	California
Las Positas Land Co.	California
Marmont Realty Company	California
Pardee Homes of Nevada	Nevada
Pardee Coyote Holdings I, LLC	Nevada
The Quadrant Corporation	Washington
Trendmaker Homes, Inc.	Texas
Trendmaker Clear Lake, LLC	Texas
Winchester Homes, Inc.	Delaware
Cabin Branch Commons, LLC	Maryland
WRECO Linear, LLC	Washington
Weyerhaeuser Real Estate Development Company	Washington
WREDCO I LLC	Delaware
WREDCO II LLC	Delaware
Weyerhaeuser Sales Europe, Inc.	Delaware
Weyerhaeuser SC Company	Washington
WFS II LLC	Delaware
Weyerhaeuser Financial Investments, Inc.	Nevada
WY Carolina Holdings, LLC	Delaware
WY Georgia Holdings 2004 LLC	Delaware
WY Tennessee Holdings, LLC	Delaware
Weyerhaeuser Uruguay S.A.	Uruguay